UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2011

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Road

Springfield, OH 45502-9032

(Address of Principal Executive Offices)

(937) 964-8974

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On November 29, 2011, CP Nursing, LLC (“CP Nursing”), a wholly owned subsidiary of AdCare Health Systems, Inc. (the “Company”), entered into a Joinder Agreement, Fifth Amendment and Supplement to Credit Agreement (the “Joinder”) with certain of the Company’s affiliates and Gemino Healthcare Finance, LLC (“Gemino”), pursuant to which CP Nursing became an additional borrower under the Credit Agreement, dated as of October 29, 2010 and subsequently amended on February 25, 2011, April 27, 2011, June 2, 2011 and November 8, 2011 (as so amended, the “Credit Agreement”) among Gemino and the Company affiliates named therein (together with CP Nursing, the “Borrowers”). Pursuant to the Joinder, CP Nursing pledged its assets and property as additional collateral under the Credit Agreement; however, the Joinder did not change the maximum amount that the Borrowers may borrow under the Credit Agreement, which remains at $7,500,000.  In connection with the execution of the Joinder: (i) AdCare Operations, LLC, an affiliate of the Company, issued a guaranty in favor of Gemino (the “Guaranty”); and (ii) the Borrowers issued an amended and restated revolving note in favor of Gemino (the “Gemino Note”).

Item 2.03                                             Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Joinder, the Guaranty and the Gemino Note is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2011	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer